Exhibit 99.1

GMAC EXTENDS EARLY DELIVERY TIME OF ITS NOTES EXCHANGE OFFERS
TO DECEMBER 9, 2008

NEW YORK (Dec. 5, 2008) – GMAC Financial Services (GMAC) today announced that it has extended the withdrawal deadline and early delivery time with respect to its separate private exchange offers and cash tender offers to purchase and/or exchange certain of its and its subsidiaries’ (the “GMAC offers”) and Residential Capital, LLC’s (the “ResCap offers”) outstanding notes by two business days to 5 p.m., New York City time, on Tuesday, December 9, 2008. GMAC has also amended the consideration to be paid to holders of GMAC’s 8.000% Notes due 2031 as set forth in the table below:

CUSIP/ISIN	Outstanding Principal Amount	Title of Old Notes to be Tendered	Title of New Notes to be Issued	Cash Election (in U.S. Dollars)	New Securities Election
					Principal Amount of Applicable Series of New Senior Notes	Liquidation Preference of Preferred Stock
370425RZ5/US370425RZ53	USD 3,967,000,000	8.000% Notes due 2031	8.000% Senior Guaranteed Notes due 2031	$600	$800	$200

GMAC intends to distribute supplements to the confidential offering memoranda previously distributed with respect to the GMAC and ResCap offers, containing certain other changes to the terms and conditions of the GMAC and ResCap offers.

Documents relating to the offers will only be distributed to holders of the old notes who complete and return a letter of eligibility confirming that they are within the category of eligible investors for this private offer. Noteholders who desire to obtain a copy of the eligibility letter should contact Global Bondholder Services Corporation, the information agent for the offers, at (866) 794-2200 (U.S. Toll-free).

The securities to be issued in the GMAC offers and the ResCap offers will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any securities laws and, unless so registered, such securities may not be offered, sold, pledged or otherwise transferred within the United States or to or for the account of any U.S. person, except pursuant to an exemption from the registration requirements thereof.

Accordingly, the GMAC offers are being made only (i) in the United States, to persons who are both “qualified institutional buyers,” as that term is defined in Rule 144A under the Securities Act (“QIBs”) and “qualified purchasers” (as defined in the GMAC offering memorandum) or (ii) outside the United States, to persons who are not “U.S. persons,” as that term is defined in Rule 902 under the Securities Act and who are also both “non-U.S. qualified offerees” and “qualified purchasers” (each as defined in the GMAC offering memorandum). The ResCap offers are being made only to (i) in the United States, QIBs, or (ii) outside the United States, persons who are not “U.S. persons,” and who are “non-U.S. qualified offerees.”

Cautionary Statement

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offering, solicitation or sale would be unlawful. The offers to buy or exchange the old notes, as applicable, are only being made pursuant to the offering memoranda and the related letters of transmittal that GMAC is distributing to eligible holders of the old notes. The GMAC and ResCap offers are not being made to holders of the old notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the offers to be made by a licensed broker or dealer, the offers will be deemed to be made on behalf of GMAC by one or more of the dealer managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About GMAC Financial Services

GMAC Financial Services is a global finance company operating in and servicing North America, South America, Europe and Asia-Pacific. GMAC specializes in automotive finance, real estate finance, insurance, commercial finance and online banking. As of December 31, 2007, the organization had $248 billion in assets and serviced 15 million customers. Visit the GMAC media site at http://media.gmacfs.com/ for more information.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of applicable federal securities laws, including the Private Securities Litigation Reform Act of 1995, that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated.

The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “plan,” “intend,” “may,” “would,” “could,” “should,” “believe,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in or incorporated by reference into this press release, other than statements of historical fact, including, without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties.

While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially due to numerous important factors that are described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2007, as updated by our subsequent Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K. Many of these risks, uncertainties and assumptions are beyond our control, and may cause our actual results and performance to differ materially from our expectations. Important factors that could cause our actual results to be materially different from our expectations include, among others, the success, or lack thereof, of the concurrent ResCap and GMAC offers and the success, or lack thereof, of the transactions and other initiatives described in this press release.

Accordingly, you should not place undue reliance on the forward-looking statements contained or incorporated by reference in this press release. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

Contact:

Gina Proia
917-369-2364
gina.proia@gmacfs.com